Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-108885-01 of Gables Realty Limited Partnership on Form S-3 of our report dated March 11, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of SFAS No. 144, SFAS No. 145, and Emerging Issues Task Force Abstracts, Topic No. D-42) appearing in this Annual Report on Form 10-K of Gables Realty Limited Partnership for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 11, 2004